As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-215749

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	6022	81-0331430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 North 31st Street

Billings, Montana 59116

(406) 255-5390

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kevin P. Riley

President and Chief Executive Officer

401 North 31st Street

Billings, Montana 59116

(406) 255-5390

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kirk D. Jensen, Esq.

Executive Vice President, General Counsel

and Corporate Secretary

First Interstate BancSystem, Inc.

401 North 31st Street

Billings, Montana 59116

Phone: (406) 255-5390

Approximate date of commencement of proposed sale to the public: The merger of Cascade Bancorp with and into First Interstate BancSystem, Inc., was consummated on May 30, 2017. First Interstate BancSystem, Inc. is hereby amending this Registration Statement to deregister 681,976 shares of Class A Common Stock, no par value, which were issuable to the shareholders of Cascade Bancorp in connection with the merger of Cascade Bancorp with and into First Interstate BancSystem, Inc.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-215749) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

In accordance with the undertaking of First Interstate BancSystem, Inc. (the “Company”) set forth in the Registration Statement on Form S-4 (File No. 333-215749), declared effective on April 7, 2017, the Company is filing this Post-Effective Amendment No. 1 to deregister 681,976 shares of its Class A Common Stock, no par value, previously registered under the Securities Act of 1933 pursuant to the registration statement, issuable to the shareholders of Cascade Bancorp in connection with the merger of Cascade Bancorp with and into the Company.

Pursuant to the Registration Statement on Form S-4, 11,839,179 shares of Class A Common Stock were registered to be issued to the shareholders of Cascade Bancorp in connection with the merger. Upon the consummation of the merger, the Company issued 11,157,203 of these shares to the shareholders of Cascade Bancorp. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 681,976 shares of the Company’s Class A Common Stock previously registered pursuant to the registration statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-215749 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on June 9, 2017.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ Kevin P. Riley
Kevin P. Riley President, Chief Executive Officer and Director (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-215749 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Kevin P. Riley Kevin P. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2017

/s/ Marcy D. Mutch Marcy D. Mutch	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2017

* James R. Scott James R. Scott	Chairman of the Board	June 9, 2017

* Steven J. Corning Steven J. Corning	Director	June 9, 2017

* Dana L. Crandall Dana L. Crandall	Director	June 9, 2017

* David H. Crum David H. Crum	Director	June 9, 2017

* William B. Ebzery William B. Ebzery	Director	June 9, 2017

* Charles E. Hart, M.D., M.S. Charles E. Hart, M.D., M.S.	Director	June 9, 2017

* Charles M. Heyneman Charles M. Heyneman	Director	June 9, 2017

* David L. Jahnke David L. Jahnke	Director	June 9, 2017

Dennis L. Johnson	Director

* Ross E. Leckie Ross E. Leckie	Director	June 9, 2017

Patricia L. Moss	Director

* James R. Scott, Jr. James R. Scott, Jr.	Director	June 9, 2017

* Jonathan R. Scott Jonathan R. Scott	Director	June 9, 2017

* Randall I. Scott Randall I. Scott	Director	June 9, 2017

* Teresa A. Taylor Teresa A. Taylor	Director	June 9, 2017

* Theodore H. Williams Theodore H. Williams	Director	June 9, 2017

* Peter I. Wold Peter I. Wold	Director	June 9, 2017

*	Pursuant to Power of Attorney previously filed with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 26, 2017.

By:	/s/ Kevin P. Riley Kevin P. Riley	June 9, 2017
Attorney-in-fact